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                                                                    Exhibit 10.9

                        FIRST AMENDMENT TO LOAN AGREEMENT


                  FIRST AMENDMENT TO LOAN AGREEMENT Dated June 30, 2003 between and among Mid-State Raceway, Inc. ("Raceway"), Mid-State Development Corporation ("Development" and Raceway and Development collectively the "Borrower") and All Capital LLC (the "Lender").

                                   WITNESSETH

                  WHEREAS, on January 29, 2003 the Borrower and Lender entered into a Loan Agreement with respect to a certain $18,000,000 loan (the "Loan Agreement"); and

                  WHEREAS, the Borrower and Lender desire to amend the Loan Agreement upon the terms and conditions herein below set forth.

                  NOW THEREFORE, in consideration of the premises and the terms, covenants and conditions hereincontained, the parties hereto do hereby agree as follows:

1. Subject to the terms and conditions of this agreement ("Agreement") and irrespective of the repayment in whole or in part of the Loan described in the Loan Agreement, the term or the management agreement and management fee described in subparagraph 4(b)(xii)(F) of the Loan Agreement shall commence on January 29, 2003 and shall terminate on December 31, 2004.

2. In consideration of the limitation of the term as described in Paragraph I hereof, the Borrower shall pay to or for the benefit and direction of the Lender the sum of $30,000.

3. Until the later of (a) such time as the Borrower has repaid in full all present and/or future loans, financial accommodations and/or credits made or granted to or for the benefit of the Borrower by the Lender, its parent, any of its subsidiaries and/or Shawn A Scott, or (b) the expiration of all Warrants currently held by the Lender, the Lender shall be entitled to designate and Raceway shall cause to be elected 6 nominees to the Board of Directors of Raceway. The Lender shall have the right to unilaterally renounce in whole or in part and/or on a permanent or temporary basis its rights pursuant to this Paragraph 3.

4. Except as herein expressly provided to the contrary the Loan Agreement and all documents and instruments therein defined as "Loan Documents" are hereby expressly ratified and shall remain in full force and effect.

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                  IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the 10th day of April, 2004.

                                           Mid-State Raceway, Inc.


                                           By: /s/ William B. Thornton


                                           Mid-State Development Corporation

                                           By: /s/ William B. Thornton


                                           All Capital LLC


                                           By: /s/ Shawn Scott